Exhibit 99.1

PowerSchool to be Acquired by Bain Capital in $5.6 Billion Transaction

FOLSOM, Calif. – June 7, 2024 — PowerSchool Holdings, Inc. (NYSE: PWSC) (“PowerSchool” or “the Company”), a leading provider of cloud-based software for K-12 education, announced today that it has entered into a definitive agreement to be acquired by Bain Capital in a transaction valuing the Company at $5.6 billion.

Under the terms of the agreement, PowerSchool stockholders will receive $22.80 per share in cash upon completion of the proposed transaction. The per share purchase price represents a premium of 37 percent over PowerSchool’s unaffected share price of $16.64 as of May 7, 2024, the last trading day prior to media reports regarding a potential transaction.

PowerSchool is a global education technology company supporting over 55 million students and over 17,000 customers in more than 90 countries. The Company brings together the best of K-12 educational and operational technology to support every step of the learning journey. PowerSchool will remain a standalone company, and its business operations and customer service will continue without interruption.

“PowerSchool is a leader in K-12 SaaS technology in North America and is uniquely positioned to provide differentiated, mission-critical solutions that drive better education outcomes, empower educators, and help district operations run more efficiently,” said Hardeep Gulati, Chief Executive Officer of PowerSchool. “With Bain Capital’s support, PowerSchool will have access to additional resources and the flexibility to deliver even more growth and innovation, particularly with PowerBuddy, our generative AI platform, and scale our global reach in helping schools personalize education for every student journey.”

“PowerSchool’s innovative software solutions in and out of the classroom provide a strong foundation for K-12 academic success. Their products are highly respected by administrators, educators, students, and parents because they foster active collaboration and offer actionable insights needed to support positive learning outcomes,” said David Humphrey, a Partner at Bain Capital. “As demand for K-12 educational technology grows, we believe there are significant opportunities to expand access to PowerSchool’s best-in-class product suite around the world. We look forward to working with PowerSchool to accelerate the Company’s growth while strengthening its commitment to help educators and students realize their full potential,” added Max de Groen, a Partner at Bain Capital.

Vista Equity Partners and Onex Partners will continue to have minority investments in PowerSchool.

“Vista’s continued investment in PowerSchool reflects our conviction that software will remain a fundamental component of a future educational ecosystem being dramatically reshaped by digital transformation,” said Monti Saroya, Co-Chairman of PowerSchool’s Board of Directors, Co-Head of Vista’s Flagship Fund and Senior Managing Director. “From helping to meet the unprecedented challenges of remote learning to being a leader in developing responsible, personalized approaches to AI-assisted learning tools, we are proud of the innovation and growth achieved during our partnership with PowerSchool.”

“Since the beginning of our partnership, we have been proud to support Hardeep and PowerSchool on the mission to drive digital transformation in K-12 education, enhancing the experience and outcomes for students, educators, administrators and parents,” said Laurence Goldberg, Co-Chairman of PowerSchool’s Board of Directors and Managing Director at Onex Partners. “We are committed to and excited about fueling the next phase of PowerSchool’s technology leadership and global impact.”

Certain Terms, Approvals and Timing

Following the recommendation of a Special Committee composed entirely of independent and disinterested directors, the PowerSchool Board of Directors approved the merger agreement. In addition to approval by the PowerSchool Board of Directors, PowerSchool stockholders holding a majority of the outstanding voting securities of PowerSchool have approved the transaction by written consent. No further action by other PowerSchool stockholders is required to approve the transaction. In connection with the transaction, PowerSchool’s tax receivable agreement was amended to provide that no payments will be made in respect of or following the transaction; these payments would have had an estimated value of approximately $450 million, which corresponds to an estimated per share value in excess of $2.00 per share. The transaction is expected to close in the second half of 2024, subject to customary closing conditions, including receipt of regulatory approvals.

Upon completion of the transaction, PowerSchool’s common stock will no longer be publicly listed on the New York Stock Exchange, and PowerSchool will become a privately held company.

The foregoing description of the merger agreement and the transactions contemplated thereby is subject to, and is qualified in its entirety by reference to, the full terms of the merger agreement, for which PowerSchool will file a Form 8-K.

Advisors

Goldman Sachs & Co. LLC is acting as the exclusive financial advisor, and Kirkland & Ellis LLP is serving as legal advisor to PowerSchool. Centerview Partners LLC is acting as the exclusive financial advisor, and Freshfields Bruckhaus Deringer LLP is serving as legal advisor to the Special Committee of the PowerSchool Board of Directors. Ropes & Gray LLP is acting as legal advisor to Bain Capital.

Debt financing for the transaction will be provided by Ares Capital Management, HPS Investment Partners, Blackstone Alternative Credit Advisors, Blue Owl Credit Advisors, Sixth Street Partners, and Golub Capital.

About PowerSchool

PowerSchool (NYSE: PWSC) is a leading provider of cloud-based software for K-12 education in North America. Its mission is to empower educators, administrators, and families to ensure personalized education for every student journey. PowerSchool offers end-to-end product clouds that connect the central office to the classroom to the home with award-winning products including Schoology Learning and Naviance CCLR, so school districts can securely manage student data, enrollment, attendance, grades, instruction, assessments, human resources, talent, professional development, special education, data analytics and insights, communications, and college and career readiness. PowerSchool supports over 55 million students and over 17,000 customers in more than 90 countries, including more than 90 of the top 100 districts by student enrollment in the United States. Learn more at www.powerschool.com.

© PowerSchool. PowerSchool and other PowerSchool marks are trademarks of PowerSchool Holdings, Inc. or its subsidiaries. Other names and brands may be claimed as the property of others.

About Bain Capital

Bain Capital, LP is one of the world’s leading private multi-asset alternative investment firms that creates lasting impact for our investors, teams, businesses, and the communities in which we live. Since our founding in 1984, we’ve applied our insight and experience to organically expand into numerous asset classes including private equity, credit, public equity, venture capital, real estate, life sciences, insurance and other strategic areas of focus. The firm has offices on four continents, more than 1,750 employees and approximately $185 billion in assets under management. To learn more, visit www.baincapital.com.

About Vista Equity Partners

Vista is a leading global investment firm with more than $100 billion in assets under management as of December 31, 2023. The firm exclusively invests in enterprise software, data and technology-enabled organizations across private equity, permanent capital, credit and public equity strategies, bringing an approach that prioritizes creating enduring market value for the benefit of its global ecosystem of investors, companies, customers and employees. Vista’s investments are anchored by a sizable long-term capital base, experience in structuring technology-oriented transactions and proven, flexible management techniques that drive sustainable growth. Vista believes the transformative power of technology is the key to an even better future – a healthier planet, a smarter economy, a diverse and inclusive community and a broader path to prosperity. Further information is available at vistaequitypartners.com. Follow Vista on LinkedIn, @Vista Equity Partners, and on X, @Vista_Equity.

About Onex Corporation

Onex is an investor and asset manager that invests capital on behalf of Onex shareholders and clients across the globe. Formed in 1984, we have a long track record of creating value for our clients and shareholders. Our investors include a broad range of global clients, including public and private pension plans, sovereign wealth funds, insurance companies, family offices, and high net-worth individuals. In total, Onex has US$50.9 billion in assets under management, of which US$8.4 billion is Onex’ own investing capital. With offices in Toronto, New York, New Jersey, Boston and London, Onex and its experienced management teams are collectively the largest investors across Onex’ platforms.

Onex is listed on the Toronto Stock Exchange under the symbol ONEX. For more information on Onex, visit its website at www.onex.com. Onex’ security filings can also be accessed at www.sedarplus.ca.

Forward-Looking Statements

This press release contains “forward-looking statements.” Any statements made in this press release that are not statements of historical fact, including statements about the proposed acquisition of PowerSchool by Bain Capital, our beliefs and expectations, are forward-looking statements and should be evaluated as such. Forward-looking statements are not assurances of future performance and may include information concerning possible or assumed future results of operations, including our financial outlook and descriptions of our business plan and strategies. Forward-looking statements are based on PowerSchool management’s beliefs, as well as assumptions made by, and information currently available to, them. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “can have,” “likely,” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. Factors which may cause actual results to differ materially from current expectations include, but are not limited to: uncertainties associated with the proposed acquisition of PowerSchool by Bain Capital; the occurrence of any event, change or other circumstances that could give rise to the termination of the related merger agreement; the inability to complete the proposed acquisition due to the failure to satisfy conditions to completion of the proposed acquisition, including the receipt of applicable approvals and clearances by government authorities; risks related to disruption of management’s attention from our ongoing business operations due to the proposed acquisition; the effect of the announcement of the proposed acquisition on our relationships with our customers, operating results and business generally; the risk that the proposed acquisition will not be consummated in a timely manner or at all; the costs of the proposed acquisition if the proposed acquisition is not consummated; restrictions imposed on our business during the pendency of the proposed acquisition; our ability to recruit, retain and develop key employees and management personnel, including in light of the proposed acquisition; our history of cumulative losses; competition; our ability to attract new customers on a cost-effective basis and the extent to which existing customers renew and upgrade their subscriptions; our ability to sustain and expand revenues, maintain profitability, and to effectively manage our anticipated growth; our ability to retain, hire, and integrate skilled personnel including our senior management team; our ability to identify acquisition targets and to successfully integrate and operate acquired businesses; our ability to maintain and expand our strategic relationships with third parties, including with state and local government entities; the seasonality of our sales and customer growth; our reliance on third-party software and intellectual property licenses; our ability to obtain, maintain, protect, and enforce intellectual property protection for our current and future solutions; the impact of potential information technology or data security breaches or other cyber-attacks or other disruptions; and the other factors described under the heading “Risk Factors” in PowerSchool’s Annual Report on Form 10-K for the year ended December 31, 2023 (the “Annual Report”), filed with the Securities Exchange Commission (“SEC”). Copies of the Annual Report may be obtained from PowerSchool or the SEC. We caution you that the factors referenced above may not contain all of the factors that are important to you. In addition, we cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our operations in the way we expect. All forward-looking statements reflect our beliefs and assumptions only as of the date of this press release. We undertake no obligation to publicly update forward-looking statements, whether written or oral, to reflect future events, future developments or circumstances, or new information.

Additional Information and Where to Find It

This communication is being made in respect of the pending merger involving PowerSchool and Bain Capital. PowerSchool will file with the SEC an information statement on Schedule 14C and may file or furnish other documents with the SEC regarding the pending merger. When completed, a definitive information statement will be mailed to PowerSchool’s stockholders. INVESTORS ARE URGED TO CAREFULLY READ THE INFORMATION STATEMENT REGARDING THE PENDING MERGER AND ANY OTHER RELEVANT DOCUMENTS IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PENDING MERGER.

PowerSchool’s stockholders may obtain free copies of the documents PowerSchool files with the SEC from the SEC’s website at www.sec.gov or through the Investors portion of PowerSchool’s website at investors.powerschool.com under the link “Financials” and then under the link “SEC Filings” or by contacting PowerSchool’s Investor Relations by e-mail at investor.relations@PowerSchool.com.

Contacts

For PowerSchool:

Investor Relations

Shane Harrison

investor.relations@PowerSchool.com

855-707-5100

Media Relations

Beth Keebler

public.relations@powerschool.com

503-702-4230

For Bain Capital:

Charlyn Lusk/Scott Lessne

646-502-3549/646-502-3569

clusk@stantonprm.com/slessne@stantonprm.com

For Vista Equity Partners:

Brian W. Steel

media@vistaequitypartners.com

212-804-9170

For Onex Corporation:

Jill Homenuk

shareholderrelations@onex.com

416-362-7711

Source: PowerSchool Holdings, Inc.